Exhibit 4.2

Effective as of September 22, 2014

NYL Investors LLC

New York Life Insurance Company

New York Life Insurance and Annuity Corporation

New York Life Insurance and Annuity Corporation

    Institutionally Owned Life Insurance Separate Account (BOLI 3)

New York Life Insurance and Annuity Corporation

    Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

New York Life Insurance and Annuity Corporation

    Institutionally Owned Life Insurance Separate Account (BOLI 30C)

New York Life Insurance and Annuity Corporation

    Institutionally Owned Life Insurance Separate Account (BOLI 30D)

New York Life Insurance and Annuity Corporation

    Institutionally Owned Life Insurance Separate Account (BOLI 30E)

Forethought Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

New York, New York 10010-1603

Re:	Master Note Facility dated August 9, 2010 (Henry Schein, Inc.)

Ladies and Gentlemen:

Reference is made to that certain Master Note Facility, dated as of August 9, 2010, by and among Henry Schein, Inc., a Delaware corporation (the “Company”), NYL Investors LLC, a Delaware limited liability company (“NYL”) (as successor in interest to New York Life Investment Management LLC, a Delaware limited liability company (“NYLIM”)), each other NYL Affiliate and each other entity which has become, and which may become, bound thereto, as amended by that certain First Amendment to Master Note Facility, dated as of February 14, 2012, and as further amended by that certain Second Amendment to Master Note Facility, dated as of April 27, 2012 (as so amended and as further amended, modified or supplemented from time to time, the “Note Agreement”), pursuant to which the Company authorized the issue of up to $225,000,000 of its senior promissory notes (the “Shelf Notes”). As of the date hereof, Shelf Notes in the aggregate principal amount of $150,000,000 have been issued. The holders of such outstanding Shelf Notes are hereinafter referred to as the “Noteholders”. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Note Agreement.

The Company acknowledges and agrees that it will benefit from NYL and the Noteholders agreeing to enter into this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of September 22, 2014, the Note Agreement is hereby amended as follows:

1. The aggregate principal amount of Shelf Notes available under the Facility is hereby increased from $225,000,000 to $275,000,000 and any and all references within the Note Agreement (including all Exhibits and Schedules thereto) to “$225,000,000” when used in connection with the aggregate principal amount of the Shelf Notes are hereby deleted and “$275,000,000” is inserted in lieu thereof.

2. Section 2.2 of the Note Agreement is hereby amended by amending and restating clause (a) therein in its entirety to read as follows:

“(a) September 22, 2017 (or if such day is not a Business Day, the Business Day next preceding such day);

3. Section 2.4 of the Note Agreement is hereby amended by amending and restating clauses (f) and (g) therein in its entirety to read as follows:

“(f) attach replacement Schedule 5.11 of this Agreement (the “Updated Schedule”), to the extent the Company proposes a change to the then existing Schedule 5.11, marked to show changes from such Schedule 5.11,

(g) certify that after giving effect to the replacement of Schedule 5.11 with the Updated Schedule, the representation and warranties contained in Section 5 are true in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Default or Event of Default; and”

4. Section 4.1 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement, after giving effect to the replacement of Schedule 5.11, if any, with the Updated Schedule attached to the Request for Purchase for such Notes, shall be correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) when made and at the time of such Closing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects as applicable) as of such earlier date.

5. Section 5.14 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

“Section 5.14. Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.14 (other than those which are “shell” or “inactive” Subsidiaries, as such terms are defined in subsection 10.4(d)) and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.14. As of the date of this Agreement, all Subsidiaries of the Company are Restricted Subsidiaries other than those Unrestricted Subsidiaries listed in Part (c) of Schedule 5.14.

6. Section 10.1 of the Note Agreement is hereby amended by deleting the reference to “3.50” therein and inserting “3.25” in lieu thereof.

7. Clause (p) of Section 10.2 of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“(p) Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any obligation or Indebtedness secured pursuant to this Section 10.2(p) shall not at the most recent date on which any such obligation or Indebtedness was incurred exceed 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; provided further that neither the Company nor any of its Restricted Subsidiaries will secure any amounts owed or outstanding under any Principal Debt Facility pursuant to this clause (p);”

8. Section 10.3(b)(viii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“(viii) any other Indebtedness of Restricted Subsidiaries; provided, however, that such Indebtedness, together with all preferred stock of any Restricted Subsidiary held by any Person other than the Company or a wholly owned Restricted Subsidiary, shall not at the most recent date on which any such Indebtedness was incurred exceed 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date;”

9. Section 10.8(i) of the Note Agreement is hereby amended as follows:

“(i) the foregoing shall not apply to prohibitions, restrictions and conditions (x) imposed by law, (y) contained in the organizational documents of Subsidiaries that are joint ventures to the extent such documents restrict the ability of such Subsidiaries to pay dividends or make similar distributions, or (z) contained in agreements governing Indebtedness of Subsidiaries that are joint ventures owed to the Company or any other lender provided the Company is the administrative agent (or equivalent role) thereunder to the extent such agreements restrict the ability of such Subsidiaries to pay dividends or make similar distributions,”

10. The definition of “Consolidated Total Net Debt” in Schedule A of the Note Agreement is hereby amended by inserting the following sentence to the end thereof:

“For the avoidance of doubt, any Guarantee Obligation of the Company in respect of Indebtedness permitted pursuant to Section 10.3(b)(viii) shall not be included in Consolidated Total Net Debt.”

11. The definition of “Principal Debt Facility” in Schedule A of the Note Agreement is hereby amended by deleting the reference to “$300,000,000” therein and inserting “$200,000,000” in lieu thereof.

12. The definition of “Priority Debt” in Schedule A of the Note Agreement is hereby deleted.

13. All references to “Updated Schedules” in the Note Agreement are replaced with references to “Updated Schedule”.

14. Exhibit B to the Note Agreement is amended by replacing Sections 5 and 6 therein in their entirety with the following:

“5. Schedule 5.11 to the Agreement is to be updated in connection with the issuance of the Notes is restated in full, in the form attached hereto (the “Updated Schedule”), and is marked to show changes from the existing Schedule 5.11 to the Agreement.

6. The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement, [after giving effect to the replacement of Schedule 5.11 to the Agreement with the Updated Schedule], are true in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and except as the schedules to the Agreement have been modified by written supplements delivered by the Company to the Purchasers, and (b) that there exists on the date of this Request for Purchase no Default or Event of Default and, after giving effect to the issuance of Notes on the proposed Closing Date, no Default or Event of Default shall have occurred and be continuing.”

NYLIM assigns to NYL, and NYL hereby assumes from NYLIM, all of NYLIM’s rights and obligations under the Note Agreement. Accordingly, the Note Agreement is amended by replacing all references to “New York Life Investment Management LLC” with “NYL Investors LLC”.

In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this letter agreement and the increase in the Facility effected hereby, at the time of the execution and delivery of this letter agreement by the Company, NYL and the Noteholders, the Company will pay to NYL in immediately available funds a structuring fee in the amount separately agreed to by the Company and NYL.

The Company, by its signature below, represents and warrants to NYL and the Noteholders that (a) all representations and warranties set forth in the Note Agreement, after giving effect to this letter agreement, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or a “Material Adverse Effect” shall be true and correct in all respects) on the date hereof as if made again on and as of the date hereof (except those, if any, which by their terms specifically relate only to an earlier date), (b) there exist no Defaults or Events of Default under the Note Agreement, (c) the execution, delivery and performance of this letter agreement has been duly authorized by all necessary action on the part of the Company, (d) this letter agreement has been duly executed and delivered by the Company, (e) this letter agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (f) the Note Agreement is in full force and effect and remains a legal, valid and binding obligation of the Company enforceable in accordance with the terms thereof except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (g) the Company does not have any defenses to its obligations under the Note Agreement nor any claims against any Noteholder and (h) the execution, delivery and performance by the Company of this letter agreement will not: (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (A) the corporate charter or by-laws of the Company or any Subsidiary, or (B) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

This letter agreement shall be construed in connection with and as part of the Note Agreement and, except as modified and expressly amended by this letter agreement, all terms, conditions and covenants contained in the Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this letter agreement may refer to the Note Agreement without making specific reference to this letter agreement but nevertheless all such references shall be deemed to include this letter agreement unless the context otherwise requires. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, and this letter agreement may not be amended except by a writing signed by the parties hereto.

This letter agreement may be executed by one or more of the parties to the letter agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or e-mail shall be equally as effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this letter agreement by telefacsimile or e-mail shall also deliver a manually executed counterpart hereof, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this letter agreement.

Very truly yours,

[Signature pages follow]

COMPANY:

HENRY SCHEIN, INC.

By:	/s/ Ferdinand Jahnel
Name:	Ferdinand Jahnel
Title:	VP and Treasurer

[Signature page to Letter Agreement to Note Agreement - Henry Schein, Inc.]

Accepted and Agreed:

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NYL INVESTORS LLC

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NOTEHOLDERS:

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

[Signature page to Letter Agreement to Note Agreement - Henry Schein, Inc.]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D)

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY

OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:	NYL Investors LLC,
its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

[Signature page to Letter Agreement to Note Agreement - Henry Schein, Inc.]